                                                                     EXHIBIT 2.1

                     AGREEMENT AND PLAN OF REORGANIZATION
                     -------------------------------------

     THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and entered into as of this 20th day of June, 1997 by and between VISCORP, a Nevada corporation, (hereinafter referred to as "VISCORP"), and SKYSITE COMMUNICATIONS CORPORATION, a Delaware corporation, (hereinafter referred to as "SKYSITE") and the holders of all of the outstanding shares of SKYSITE (the "Shareholders"), as listed on Exhibit A and on the signatory pages hereafter.

                                   RECITALS:
                                   --------

     A. VISCORP desires to acquire all of the issues and outstanding capital stock of SKYSITE and the Shareholders of SKYSITE desire to exchange all of their shares of SKYSITE capital stock for shares of VISCORP authorized but unissued shares of stock as hereinafter provided.

     B. It is the intention of the parties hereto that: (i) VISCORP shall acquire all of the issued and outstanding capital stock of SKYSITE in exchange solely for the number of shares of VISCORP authorized but unissued shares of Common Stock, par value $.01 ("Common Stock"), set forth below (the "Exchange");
(ii) the Exchange shall qualify as a tax free reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended, and related sections thereunder; and (iii) the Exchange shall qualify as a transaction in securities exempt from registration or qualification under the Securities Act of 1933, as amended, and under the applicable securities laws of each state or jurisdiction where the Shareholders reside.

     C. The board of directors of VISCORP deem it to be in the best interest of VISCORP and its shareholders to acquire all of the issued and outstanding capital stock of SKYSITE.

     D. The board of directors of SKYSITE deem it to be in the best interest of its shareholders to exchange all of the capital stock of SKYSITE for shares of VISCORP authorized but unissued shares of Common Stock, as hereinafter provided.

     NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, the parties hereto agree as follows:

SECTION 1. EXCHANGE OF SHARES
-----------------------------

     1.1 Exchange of Shares. VISCORP and the Shareholders of SKYSITE hereby
         ------------------
agree that the Shareholders shall, on the Closing Date (as hereinafter defined), exchange all of the issued and outstanding shares of SKYSITE into 2 groups of shareholders as follows: (a) 510,000 shares of Common Stock proportionately to all the SKYSITE shareholders, except Tom D. Soumas, Jr.

("Soumas"), and (b) 240,000 shares of Common Stock to Soumas, (together referred to as the "Shares"). As further consideration to certain SKYSITE Shareholders the parties hereto agree that the ones listed on Exhibit A who shall be entitled to certain options to purchase a maximum of 500,000 shares of VISCORP Common Stock at 40c per share for a period of 3 years from the Closing Date (the "Options"). The number of shares of SKYSITE capital stock owned by each Shareholder and the number of shares of VISCORP Common Stock and Options which each will receive in the Exchange are set forth in Exhibit A hereto.

     1.2 Delivery of Shares. On the Closing Date, the Shareholders will deliver
         ------------------
to VISCORP the certificates representing the Shares, duly endorsed (or with executed stock powers) so as to make VISCORP the sole owner thereof. Simultaneously, VISCORP will deliver certificates representing the VISCORP Shares to the Shareholders subject to certain conditions as set forth in Section 8 of this Agreement or in escrow with VISCORP. The Exchange shall not be effected unless a minimum of ninety (90%) percent of SKYSITE's outstanding shares of capital stock are delivered to VISCORP on the Closing Date (as is more fully set forth in Section 8 of this Agreement).

     1.3 Investment Intent. The VISCORP Shares have not been registered under
         -----------------
the Securities Act of 1933, as amended (the "Act"), and may not be resold unless the VISCORP Shares are registered under the Act or an exemption from such registration is available. The Shareholders represent and warrant that each of them is acquiring the VISCORP Shares for his own account, for investment, and not with a view to the sale or distribution of the VISCORP shares. Each certificate representing the VISCORP Shares will have a legend thereon incorporating language or substantially similar language, as follows:

     "The Shares represented by the certificate have not been registered under the Securities Act of 1933, as amended (the "Act"). The shares have been acquired for investment and may not be sold or transferred in the absence of an effective Registration Statement for the shares under the Act unless in the opinion of counsel satisfactory to the Company, registration is not required under the Act."

SECTION 2. REPRESENTATIONS AND WARRANTIES OF SKYSITE
----------------------------------------------------

     SKYSITE hereby represents and warrants as follows:

     2.1 Organization and Good Standing: Ownership of Shares.
         ---------------------------------------------------
SKYSITE is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. There are no outstanding subscriptions, rights, options, warrants or other agreements obligating SKYSITE to issue, sell or transfer any stock or other securities of SKYSITE except the warrants and options listed on Schedule 2.1 attached hereto and made a part hereof.

     2.2 Corporate Authority. SKYSITE has the corporate power to enter into this
         -------------------
Agreement and to perform its respective obligations hereunder. The execution and delivery of this

Agreement and the consummation of the transaction contemplated hereby have been duly authorized by the Board of Directors of SKYSITE. The execution and performance of this Agreement will not constitute a material breach of any agreement, indenture, mortgage, license or other instrument or document to which SKYSITE is a party and will not violate any judgment, decree, order, writ, rule, statute, or regulation applicable to SKYSITE or its properties. The execution and performance of this Agreement will not violate or conflict with any provision of the respective Certificate of Incorporation or by-laws of SKYSITE.

     2.3 Ownership of Shares. The Shareholders are the owner of record and
         -------------------
beneficially of all of the issued and outstanding shares of capital stock of SKYSITE, which shares are free and clear of all rights, claims, liens and encumbrances, and have not been sold, pledged, assigned or otherwise transferred except pursuant to this Agreement. The shares represent all of the outstanding capital stock of SKYSITE.

     2.4 Financial Statements, Books and Records. Schedule 2.4 consists of the
         ---------------------------------------
unaudited financial statements of SKYSITE as of April 30, 1997 and for all previous fiscal years prior thereto from the beginning of SKYSITE (the "Financial Statements"). The Financial Statements fairly represent the financial position of SKYSITE as at such dates and the results of their operations for the periods then ended. The Financial Statements were prepared in accordance with generally accepted accounting principles applied on a consistent basis with prior periods except as otherwise stated therein. The books of account and other financial records of SKYSITE are in all respects complete and correct in all material respects and are maintained in accordance with good business and accounting practices.

     2.5 Access to Records. The corporate financial records, minute books and
         -----------------
other documents and records of SKYSITE have been made available to VISCORP prior to the Closing hereof.

     2.6 No Material Adverse Changes. Since the date of the Financial Statements
         ---------------------------
there has not been:

           (i) any material adverse change in the financial position of SKYSITE except changes arising in the ordinary course of business, which changes will in no event materially and adversely affect the financial position of SKYSITE;

           (ii) any damage, destruction or loss materially affecting the assets prospective business, operations or condition (financial or otherwise) of SKYSITE whether or not covered by insurance;

           (iii) any declaration, setting aside or payment of any dividend or distribution with respect to any redemption or repurchase of SKYSITE's capital stock;

           (iv) any sale of an asset (other than in the ordinary course of business) or any mortgage or pledge by SKYSITE of any properties or assets; or

          (v) adoption of any pension, profit sharing, retirement, stock bonus, stock option or similar plan or arrangement.

     2.7 Taxes. SKYSITE as of April 30, 1997, had filed or will timely file all
         ------
material tax, governmental and/or related forms and reports (or extensions thereof) due or required to be filed and has (or will have) paid or made adequate provisions for all taxes or assessments which had become due as of April 30, 1997.

     2.8 Compliance with Laws. SKYSITE has complied with all federal, state,
         ---------------------
county and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to it or its business which, if not complied with, would materially and adversely affect the business of SKYSITE.

     2.9 No Breach. The execution, delivery and performance of this Agreement
         ----------
and the consummation of the transactions contemplated hereby will not:

          (i) violate any provision of the Certificate of Incorporation or By-Laws of SKYSITE;

          (ii) violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract or other agreement to which SKYSITE is a party or by or to which it or any of its assets or properties may be bound or subject;

          (iii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, SKYSITE or upon the properties or business of SKYSITE; or

          (iv) violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein which could have a materially adverse effect on the business or operations of SKYSITE.

     2.10 Actions and Proceedings. SKYSITE is not a party to any material
          ------------------------
pending litigation or, to its knowledge, any governmental investigation or proceeding not reflected in the SKYSITE Financial Statements, and to its best knowledge, no material litigation, claims, assessments or any governmental proceedings are threatened against SKYSITE except as set forth on Schedule
2.10 attached hereto and made a part hereof.

     2.11 Agreements. Schedule 2.11 sets forth any material contract or
          -----------
arrangement to which SKYSITE is a party or by or to which it or its assets, properties or business are bound or subject, whether written or oral.

     2.12 Brokers or Finders. No broker's or finder's fee will be payable by
          ------------------
SKYSITE in connection with the transactions contemplated by this Agreement, nor will any such fee be incurred as a result of any actions by SKYSITE or any of its Shareholders except appearing on Schedule 2.12 and 3.14 as one Schedule attached hereto and made a part hereof.

     2.13 Real Estate. Except as set forth on Schedule 2.13, SKYSITE owns no
          -----------
real property nor is a party to any leasehold agreement.

     2.14 Tangible Assets. SKYSITE has full title and interest in all machinery,
          ---------------
equipment, furniture, leasehold improvements, fixtures, projects, owned or leased by SKYSITE, any related capitalized items or other tangible property material to the business of SKYSITE (the "Tangible Assets"). SKYSITE holds all rights, title and interest in all the Tangible Assets owned by it on the Balance Sheet or acquired by it after the date on the Balance Sheet free and clear of all liens, pledges, mortgages, security interests, conditional sales contracts or any other encumbrances. All of the Tangible Assets are in good operating condition and repair and are usable in the ordinary course of business of SKYSITE and conform to all applicable laws, ordinances and government orders, rules and regulations relating to their construction and operation, except as set forth on Schedule 2.14 hereto.

     2.15 Liabilities. SKYSITE did not have any direct or indirect indebtedness,
          -----------
liability, claim, loss, damage, deficiency, obligation or responsibility, known or unknown, fixed or unfixed, liquidated or unliquidated, secured or unsecured, accrued or absolute, contingent or otherwise, including, without limitation, any liability on account of taxes, any governmental charge or lawsuit (all of the foregoing collectively defined to as "Liabilities"), which are not fully, fairly and adequately reflected on the Financial Statement except for a specific Liabilities set forth on Schedule 2.15 attached hereto and made a part hereof. As of April 30, 1997, SKYSITE will not have any Liabilities, other than Liabilities fully and adequately reflected on the Financial Statements except for Liabilities incurred in the ordinary course of business. To the best knowledge of the Shareholders, there is no circumstance, condition, event or arrangement which may hereafter give rise to any Liabilities not in the ordinary course of business.

     2.16 Operations of SKYSITE. From the date of the Financial Statements
          ---------------------
through April 30, 1997, hereof SKYSITE has not and will not have:

           (i) incurred any indebtedness or borrowed money;

           (ii) declared or paid any dividend or declared or made any distribution of any kind to any shareholder, or made any direct or indirect redemption, retirement, purchase or other acquisitions of any shares in its capital stock;

           (iii) made any loan or advance to any shareholder, officer, director, employee, consultant, agent or other representative or made any other loan or advance otherwise than in the ordinary course of business.

           (iv) except in the ordinary course of business, incurred or assumed any indebtedness or liability (whether or not currently due and payable);

           (v) disposed of any assets of SKYSITE except in the ordinary course of business;

           (vi) materially increased the annual level of compensation of any executive employee of SKYSITE;

           (vii) increased, terminated, amended or otherwise modified any plan for the benefit of employees of SKYSITE.

           (viii) issued any equity securities or rights to acquire such equity securities; or

           (ix) except in the ordinary course of business, entered into or modified any contact, agreement or transaction.

     2.17 Capitalization. The authorized capital stock of SKYSITE consists of
          --------------
3,000 shares of common stock, no par value, of which 1,000 shares are presently issued and outstanding. SKYSITE has not granted, issued or agreed to grant, issue or make any warrants, options, subscription rights or any other commitments of any character relating to the issued or unissued shares of capital stock of SKYSITE except for the warrants and options set forth on
Schedule 2.1 attached hereto and made a part hereof. SKYSITE has no subsidiaries or other entities except as listed on Schedule 2.17 attached hereto, setting forth the shares or percentage interest owned by SKYSITE.

     2.18 Private Placement of VISCORP Common Stock.
          ------------------------------------------

           (a) The Shareholders have agreed to assist VISCORP in a Private Placement ("Private Placement") of a certain number of shares of Common Stock of VISCORP, so as to raise a minimum of $100,000 plus the costs and expenses of said Private Placement.

           (b) The parties agree that one of the purposes of the Private Placement would be for VISCORP to raise funds of at least $100,000 plus all costs and expenses of the Private Placement. VISCORP agrees to apply the first net proceeds of $100,000 so raised, to replace a security deposit of certain collateral of shares provided by certain of SKYSITE Shareholders to American Mobile Satellite Corporation ("AMSC"). SKYSITE and its Shareholders agree that VISCORP has made no assurance that such funds will be raised from the Private Placement.

     2.19 Full Disclosure. No representation or warranty by SKYSITE in this
          ---------------
Agreement or in any document or schedule to be delivered by them pursuant hereto, and no written statement, certificate or instrument furnished or to be furnished SKYSITE pursuant hereto or in connection with the negotiation, execution or performance of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any fact necessary to make any statement herein or therein not materially misleading or necessary to a complete and correct presentation of all material aspects of the business of SKYSITE.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF VISCORP
----------------------------------------------------

     VISCORP hereby represents and warrants as follows:

     3.1 Organization and Good Standing. VISCORP is a corporation duly
         ------------------------------
organized, validly existing and in good standing under the laws of the State of Nevada. It has the corporate power to own its own property and to carry on its business as now being conducted and is duly qualified to do business in any jurisdiction where so required except where the failure to so qualify would have no material negative impact.

     3.2 Corporate Authority. VISCORP has the corporate power to enter into this
         -------------------
Agreement and to perform their respective obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of VISCORP. The execution and performance of this Agreement will not constitute a material breach of any agreement, indenture, mortgage, license or other instrument or document to which VISCORP is a party and will not violate any judgment, decree, order, writ, rule, statute, or regulation applicable to VISCORP or its properties. The execution and performance of this Agreement will not violate or conflict with any provision of the respective Articles of Incorporation or by-laws of VISCORP.

     3.3 The VISCORP Shares. As of the Closing Date, there are approximately 130
         ------------------
shareholders of record that are the owners of 22,178,000 shares of VISCORP Common Stock, and 2,031,832 shares of Preferred Stock, none of whom owns in excess of 5% of the issued and outstanding shares, except as may be set forth on
Schedule 3.3 attached hereto and made a part hereof. There are outstanding warrants, issued stock options, stock rights or other commitments of any character relating to the issued or unissued shares of capital stock both Common Stock and Preferred Stock of VISCORP all of which are set forth on Schedule 3.3 attached hereto. The VISCORP shares on said schedule 3.3 represent all of the outstanding capital stock of VISCORP.

     At the Closing, the VISCORP Shares to be issued and delivered to the SKYSITE Shareholders hereunder will when so issued and delivered, constitute valid and legally issued shares of VISCORP Common Stock, fully paid and nonassessable.

     3.4 Financial Statement: Books and Records. Schedule 3.4 consists of the
         --------------------------------------
audited financial statements of VISCORP for the fiscal year ended December 31, 1996 and interim unaudited financial statements ended at March 31, 1997 (collectively the "Financial Statements"). The Financial Statements fairly represent the financial position of VISCORP as at such date and the results of their operations for the periods then ended. The Financial Statements were prepared in accordance with generally accepted accounting principles applied on a consistent basis with prior periods except as otherwise stated therein. The books of account and other financial records of VISCORP are in all respects complete and correct in all material respects and are maintained in accordance with good business and accounting practices.

     3.5 No Material Adverse Changes.
         ----------------------------

     Since the dates of the interim unaudited financial statements on Schedule 3.4;

           (i) there has not been any material adverse changes in the financial position of VISCORP except changes arising in the ordinary course of business, which changes will in no event materially and adversely affect the financial position of VISCORP and the past audit for the fiscal year ended December 31, 1996 will be consistent with the representations made by Blackman Kallick Bartelstein, LLP to VISCORP.

           (ii) any damage, destruction or loss materially affecting the assets, prospective business, operations or condition (financial or otherwise) of VISCORP whether or not covered by insurance;

           (iii) any declaration setting aside or payment of any dividend or distribution with respect to any redemption or repurchase of VISCORP capital stock;

            (iv) any sale of an asset (other than in the ordinary course of business) or any mortgage pledge by VISCORP of any properties or assets; or

           (v) adoption of any pension, profit sharing, retirement, stock bonus, stock option or similar plan or arrangement.

      3.6 Taxes. VISCORP has (or by the Closing Date, will have filed) all
          ------
material tax, governmental and/or related forms and reports (or extensions thereof) due or required to be filed and has (or will have) paid or made adequate provisions for all taxes or assessments which have become due as of the Closing Date.

      3.7 Compliance with Laws. VISCORP has complied with all federal, state,
          ---------------------
county and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to it or its business, which, if not complied with, would materially and adversely affect the business of VISCORP or the trading market for the VISCORP Shares and specifically, and to the best of its knowledge VISCORP complied with provisions for registration under the Securities Act of 1933 and all applicable blue sky laws in connection with its public stock offering and there are no outstanding, pending or threatened stop orders or other actions or investigations relating thereto.

      3.8 Actions and Proceedings. VISCORP is not a party to any material
          ------------------------
pending litigation or, to its knowledge, any governmental proceedings are threatened against VISCORP, except as set forth on Schedule 3.8 attached hereto and made a part hereof.

     3.9 Periodic Reports. VISCORP has delivered to SKYSITE true and complete
         ----------------
copies of Forms 10-K and 10-Q report pursuant to SEC Rules and Regulations for reporting companies under the Securities Exchange Act of 1934, as amended. As of their respective dates, such reports and statements did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstance under which they were made, not misleading. VISCORP presently has one subsidiary (incorporated in Illinois). Schedule 3.9 sets forth all of the documentation of such reports VISCORP has delivered to SKYSITE.

     3.10 Disclosure. VISCORP has (and at the Closing it will have) disclosed in
          ----------
writing all events, conditions and facts materially affecting the business, financial conditions or results of operation of VISCORP all of which have been set forth herein. VISCORP has not now and will not have, at the Closing, withhold disclosure of any such events, conditions, and facts which they have knowledge of or have reasonable grounds to know may exits.

     3.11 Capitalization. The authorized Capital Stock of VISCORP consists of
          --------------
50,000,000 shares of Common Stock of which 22,128,000 shares of Common Stock are issued and outstanding and has authorized 10,000,000 shares of Preferred Stock, par value $.01 per share, of which 2,031,832 shares are issued and outstanding.

     3.12 Access to Records. The corporate financial records, minute books, and
          -----------------
other documents and records of VISCORP have been made available to SKYSITE prior to the Closing hereof.

     3.13 No Breach. The execution, delivery and performance of this of this
          ---------
Agreement and the consummation of the transactions contemplated hereby will not:

           (i) violate any provision of the Articles of Incorporation or By-Laws of VISCORP.

           (ii) violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract or other agreement to which VISCORP is a party or by or to which it or any of its assets or properties may be bound or subject;

           (iii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, VISCORP or upon the securities, properties or business to VISCORP; or

           (iv) violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein.

     3.14 Brokers or Finders. No broker's or finder's fee will be payable by
          ------------------
VISCORP in connection with the transactions contemplated by this Agreement, nor will any such fee be incurred as a result of any actions of VISCORP except appearing of Schedule 2.12 and 3.14 as one Schedule attached hereto and made a part hereof.

     3.15 OTC Bulletin Board. VISCORP shares are listed on the OTC Bulletin
          ------------------
Board under the symbol "VICP". No representation is being made by VISCORP of any trading of the shares of VISCORP. At the Closing Date, VISCORP's Rule 15c2-11 documentation and reports required to be filed with the SEC as discussed above shall have been updated and shall be current in all material respects, except as may appear on Schedule 3.15, attached hereto which exceptions shall be permitted only by the written consent of SKYSITE.

     3.16 Authority to Execute and Perform Agreements. VISCORP has the full
          -------------------------------------------
legal right and power and all authority and approval required to enter into, execute and deliver this Agreement and to perform fully its obligations hereunder. This Agreement has been duly executed and delivered and is the valid and binding obligation of VISCORP enforceable in accordance with its terms, except as may be limited by bankruptcy, moratorium, insolvency or other similar laws generally affecting the enforcement of creditors' rights. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and the performance by VISCORP of this Agreement, in accordance with its respective terms and conditions will not:

           (i) require the approval or consent of any governmental or regulatory body or the approval or consent of any other person;

           (ii) conflict with or result in any breach or violation of any of the terms and conditions of, or constitute (or with any notice or lapse of time or both would constitute) a default under, any order, judgment or decree applicable to VISCORP, or any instrument, contract or other agreement to which VISCORP is a party or by or to which VISCORP is bound or subject; or

           (iii) result in the creation of any lien or other encumbrance on the assets or properties of VISCORP.

     3.17 Full Disclosure. No representation or warranty by VISCORP in this
          ---------------
Agreement or in any document or schedule to be delivered by them pursuant hereto, and no written statement, certificate or instrument furnished or to be furnished by VISCORP pursuant hereto or in connection with the negotiation, execution or performance of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any fact necessary to make any statement herein or therein not materially misleading or necessary to complete and correct presentation of all material aspects of the business of VISCORP.

SECTION 4. CONDITIONS PRECEDENT
-------------------------------

     4.1 Conditions Precedent to the Obligation of VISCORP. All obligations of
         -------------------------------------------------
VISCORP under this Agreement are subject to the fulfillment, prior to or as of the Closing Date, as indicated below, of each of the following conditions:

           (a) The representations and warranties by or on behalf of VISCORP contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true in all material respects at and as of Closing Date as though such representations and warranties were made at and as of such time.

           (b) VISCORP shall have performed and complied in all material respects, with all covenants, agreements, and conditions set forth in, and shall have executed and delivered all documents required by this Agreement to be performed or complied with or executed and delivered by them prior to or at the Closing.

           (c) On or before the Closing, the Board of Directors of VISCORP shall have approved in accordance with Nevada law the execution, delivery and performance of this Agreement and the consummation of the transaction contemplated herein and authorized all of the necessary and proper action to enable VISCORP to comply with the terms of the Agreement.

           (d) The Exchange shall be permitted by Nevada law and VISCORP shall have sufficient shares of VISCORP's Common Stock authorized to complete the Exchange.

           (e) At the Closing, all instruments and documents delivered to SKYSITE and the Shareholders pursuant to provisions hereof shall be reasonably satisfactory to legal counsel for SKYSITE.

           (f) At the Closing, VISCORP shall have delivered to SKYSITE an opinion of counsel dated as of the Closing to the effect that:

                 (i) VISCORP is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada;

                 (ii) This Agreement has been duly authorized executed and delivered by VISCORP and is a valid and binding obligation of VISCORP enforceable in accordance with its terms;

                 (iii) VISCORP through its Board of Directors has taken all corporate action necessary for performance under this Agreement;

                 (iv) The documents executed and delivered to SKYSITE and the SKYSITE Shareholders hereunder are valid and binding in accordance with their terms to the shares of VISCORP Shares to be issued pursuant to section 1.1 hereof, and such Shares will be duly and validly issued, fully paid and non-assessable; and

                 (v) VISCORP has the corporate power to execute, deliver the Shares and perform under this Agreement.

           (i) The shares of restricted VISCORP Common Stock to be issued to the Shareholders of SKYSITE at Closing will be validly issued, nonassessable and fully paid under Nevada corporation law and will be issued in a non-public offering and isolated transaction in compliance with all federal and state securities laws, bearing a restrictive legend, as is more fully set forth above.

     4.2 Conditions Precedent to the Obligations of SKYSITE and SKYSITE
         --------------------------------------------------------------
Shareholders. All obligations of SKYSITE and SKYSITE Shareholders under this
------------
Agreement are subject to the fulfillment, prior to or at Closing, of each of the following conditions:

           (a) The representations and warranties by SKYSITE and its Shareholders, contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true in all material respects at and as of the Closing as though such representations and warranties were made at and as of such time;

           (b) SKYSITE shall have performed and complied with, in all material respects, with all covenants, agreements, and conditions set forth in, and shall have executed and delivered all documents required by this Agreement to be performed or complied or executed and delivered by them prior to or at the Closing;

           (c) SKYSITE shall deliver on behalf of its Shareholders to VISCORP a letter commonly known as an "Investment Letter," or investment representations acknowledging that the shares of VISCORP Common Stock are being acquired for investment purposes.

           (d) Except for the obligations and liabilities set forth on the Schedules attached to this Agreement the Shareholders, and each of them and their respective successors, heirs, executors and assigns shall execute General Releases in favor of VISCORP and SKYSITE and their respective officers, directors, partners, predecessors and successors of and from any and all liabilities, liens, debts, accounts, accounting, payments, due, demands, obligations, promises, acts, agreements, costs and expenses (including attorneys' fees) damages, actions and causes of action of whatever kind or nature, whether known or unknown, suspected or unsuspected, which any of them now or hereafter own or hold or has at any time heretofore owned or held against the other by reason of any matter, cause or thing whatsoever, which occurred, was done, omitted or was suffered to be done through the date of execution of this Agreement and to the date of the closing.

           (e) Resignation of all of SKYSITE's officers and director except Soumas, Jr. (or any present officer and/or director of VISCORP).

           (f) SKYSITE and its Shareholders shall deliver an opinion of its legal counsel to viscorp to the effect that:

                 (i) SKYSITE is a corporation duly organized validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business in any jurisdiction where so required except where the failure to so qualify would have no material adverse impact on the company;

                 (ii) SKYSITE has the corporate power to carry on its business as now being conducted; and

                 (iii) This Agreement has been duly authorized, executed and delivered by SKYSITE.

SECTION 5. COVENANTS
--------------------

     5.1 Corporate Examinations and Investigations. Prior to the Closing Date,
         -----------------------------------------
the parties acknowledge that they have been entitled, through their employees and representatives, to make such investigation of the assets, properties, business and operations, books, records and financial condition of the other as they each may reasonably require. No investigations, by a party hereto shall, however, diminish or waive any of the representations, warranties, covenants or agreements of the party under this Agreement.

     5.2 Expenses. Each party hereto agrees to pay its own costs and expenses
         --------
incurred in negotiating this Agreement and consummating the transactions described herein.

     5.3 Further Assurances. The parties shall execute such documents and other
         ------------------
papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Each such party shall use its best efforts to fulfill or obtain the fulfillment of the conditions to the Closing, including, without limitation, the execution and delivery of any documents or other papers, the execution and delivery of which are necessary or appropriate to the Closing.

     5.4 Confidentiality. In the event the transactions contemplated by this
         ---------------
Agreement are not consummated, VISCORP, SKYSITE and the Shareholders agree to keep confidential any information disclosed to each other in connection therewith for a period of two
(2) years from the date hereof; provided, however, such obligation shall not apply to information which:

           (i) at the time of the disclosure was public knowledge;

           (ii) after the time of disclosure becomes public knowledge (except due to the action of the receiving party); or

           (iii) the receiving party had within its possession at the time of disclosure.

     5.5 Stock Certificates. At the Closing, the Shareholders shall have
         -------------------
delivered the certificates representing the Shares duly endorsed (or with executed stock powers) so as to make VISCORP the sole owner thereof. At such Closing, VISCORP shall issue to the Shareholders the VISCORP Shares.

      5.6 Investment Letters. The Shareholders shall have delivered to VISCORP
          -------------------
an "Investment Letter" agreeing that the shares are being acquired for investment purposes only and not with the view to public resale or distribution.

SECTION 6. SURVIVAL OF REPRESENTATIONS AND WARRANTIES OF SKYSITE
----------------------------------------------------------------

           (a) Notwithstanding any right of VISCORP to investigate the affairs of SKYSITE and its Shareholders, VISCORP has the right to rely fully upon representations, warranties, covenants and agreements of SKYSITE and its Shareholders contained in this Agreement or in any document delivered to VISCORP by SKYSITE and its Shareholders or any of their representatives, in connection with the transactions contemplated by this Agreement. All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the closing hereunder for twelve (12) months following the Closing.

SECTION 7. INDEMNIFICATION
--------------------------

     For a period of two (2) years from the Closing, SKYSITE and its Shareholders agree to indemnify and hold harmless VISCORP, and VISCORP agrees to indemnify and hold harmless SKYSITE and its Shareholders, at all times after the date of this Agreement against and in respect of any liability, damage, or deficiency, all actions, suits, proceedings, demands, assessments, judgments, costs and expenses, including attorneys' fees, incident to any of the foregoing, resulting from any material misrepresentation made by any indemnifying party to an indemnified party, an indemnifying party's breach of covenant or warranty or an indemnifying party's nonfulfillment of any agreement hereunder, or from any material misrepresentation or omission from any certificate furnished or to be furnished hereunder.

     In the event any Shareholder listed on Exhibit A to this Agreement breaches this indemnification in this Section 7 of the Agreement, in addition to all other remedies, which

VISCORP may have and said breach was discoverable within 90 days from April 30, 1997, by the use of reasonable diligence, the number of Shares contemplated to be distributed to said Shareholder, pursuant to the terms and conditions of this Agreement shall be reduced by the dollar value of such breach as determined by VISCORP, in its sole discretion, with the responsibility being allocated solely to the aforesaid breaching Shareholder's share holdings.

SECTION 8. DOCUMENTS AT CLOSING AND THE CLOSING
-----------------------------------------------

     8.1   Documents at Closing. At the Closing, the following transactions
           --------------------
shall occur, all of such transactions being deemed to occur simultaneously:

           (a) SKYSITE will deliver, or will cause to be delivered, to VISCORP the following:

                (i) a certificate executed by the President and Secretary of SKYSITE to the effect that all representations and warranties made by SKYSITE under this Agreement are true and correct as of the Closing, the same as though originally given to VISCORP on said date;

                (ii) a certificate from the State of Delaware dated at or about the Closing to the effect that SKYSITE is in good standing under the laws of said State;

                (iii) Investment Letters or investment representations in the form executed by each SKYSITE Shareholder;

                (iv) General Releases of all its Shareholders;

                (v) Stock certificates representing those shares of SKYSITE Shares to be exchanged for VISCORP Shares will be delivered; and

                (vi) Stock option agreement to certain SKYSITE Shareholders listed on Exhibit A for a maximum of 500,000 shares of VISCORP Common Stock at 40c per share for a 3 year period from the Closing Date.

                (vii) such other instruments, documents and certificates, if any, as are required to be delivered pursuant to the provisions of this Agreement, including but not limited to certified copies of resolutions of SKYSITE's Board of Directors authorizing this transaction and an opinion of counsel of SKYSITE as described herein including but not limited to such items set forth in Section 4 hereof;

                (viii) resignation of its officers and directors, except for Soumas and Siegel;

           (b) VISCORP will deliver or cause to be delivered to SKYSITE and the SKYSITE Shareholders:

                (i) stock certificates representing those shares of VISCORP Shares to be issued as a part of the Exchange as described in Section 1 hereof;

                (ii) a certificate from VISCORP executed by the President or Secretary of VISCORP, to the effect that all representations and warranties of VISCORP made under this Agreement are true and correct as of the CLosing, the same as though originally given to SKYSITE on said due date;

                (iii) certified copies of resolutions by VISCORP's Board of Directors authorizing this transaction;

                (iv) certificates from the Nevada Secretary of State dated at or about the Closing Date that VISCORP is in good standing under the laws of said State;

                (v) opinion of VISCORP's counsel as described in Section 4.1(h) above;

                (vi) such other instruments and documents as are required to be delivered pursuant to the provisions of this Agreement;

                (vii) all other items, the delivery of which is a condition precedent to the obligations of VISCORP, as set forth in Section 4 hereof.

     8.2   The Closing. The CLosing shall take place on or before June 23, 1997
           -----------
or at such other later time or place as may be agreed upon by the parties hereto. At the closing, the parties shall provide each other with such documents as may be necessary or appropriate in order to consummate the transactions contemplated hereby including evidence of due authorization of the Agreement and the transactions contemplated hereby.

SECTION 9. MISCELLANEOUS
------------------------

     9.1  Waivers. The waiver of a breach of this Agreement or the failure of
          -------
any party hereto to exercise any right under this Agreement shall in no way constitute waiver as to future breach whether similar or dissimilar in nature or as to the exercise of any further right under this Agreement.

     9.2 Amendment. This Agreement may be amended or modified only by an
         ---------
instrument of equal formality signed by the parties or the duly authorized representatives of the respective parties.

     9.3 Assignment. This Agreement is not assignable except by operation of
         ----------
law.

     9.4 Notice. Until otherwise specified in writing, the mailing addresses and
         ------
fax numbers of the parties of this Agreement shall be as follows:

           To: VISCORP:       VisCorp
                              Attention: Lawrence Siegel
                              4764 Park Granada
                              Calabasas, CA 91302
                              Phone (818) 225-0000
                              Fax (818) 591-2720

           cc:                Stuart D. Pearlman, Esq.
                              Defrees & Fiske
                              200 South Michigan Avenue
                              Suite 1100
                              Chicago, IL 60604
                              Phone (312) 372-4000
                              Fax (312) 939-5617

           To: SKYSITE:       Mr. Tom D. Soumas, Jr.
                              Skysite Communications Corp.
                              11500 Sherman Way - Bldg. 2
                              North Hollywood, CA 91506
                              Phone (800) Skysite
                              Fax

           To: The Shareholders:

                              Chris Dieterich, Esq.
                              2950 31st Street
                              Suite 240
                              Santa Monica, CA 90405
                              Phone (310) 450-3214
                              Fax (310) 452-0076

Any notice or statement given under this Agreement shall be deemed to have been given if sent by registered mail addressed to the other party at the address indicated above or at such other address which shall have been furnished in writing to the addressor.

     9.5 Governing Law. This Agreement shall be construed, and the legal
         -------------
relations be the parties determined, in accordance with the laws of the State of Nevada, thereby precluding any choice of law rules which may direct the application of the laws of any other jurisdiction.

     9.6 Arbitration.
         -----------

           (a) All disputes and differences arising in connection with or relating to the provisions of this Agreement, including what constitutes a dispute or difference, shall be settled and finally determined by arbitration unless agreement in writing has been reached between the parties within ninety (90) days after either party shall have given written notice to the other party of the existence of a dispute or difference which it desires to have arbitrated. Such notice shall state the point or points in dispute.

          (b) Arbitration shall be conducted in Los Angeles, California in accordance with the rules of the American Arbitration Association augmented by the rights of Civil Discovery included in the Federal Rules of Civil Procedure by three (3) arbitrators, one of whom shall be selected by VISCORP, one by SKYSITE and a Chairman of the Arbitration Court selected by the two arbitrators so selected. The applicable law shall be as provided above. Each party shall notify the other party of the arbitrator selected by it within sixty (60) days of the giving of written notice referred to above. In the event that the two arbitrators selected by the parties are unable to reach agreement as to the third arbitrator, the third arbitrator shall be selected by the American Arbitration Association. Arbitration shall be held in the jurisdiction of the party against which or whom the arbitration is instituted. Each party shall be given the opportunity to present to the arbitrators its evidence, witnesses and arguments, and the right to be represented by counsel of its selection when the other party be represented by counsel, of its selection when the other party presents its evidence, witnesses and arguments. In the event one of the parties shall fail, after reasonable notice, to appear and participate in the arbitration preceedings as normally interpreted by the above-mentioned rules, the arbitrators shall be entitled to make their decision and award on the basis of the evidence, witnesses and arguments presented by the party appearing.

          (c) The decision and the award of the arbitrators shall be in writing and shall be final and binding upon the parties hereto. Judgment upon the award rendered may be entered in any court having jurisdiction thereof, or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be. The expenses of arbitration shall be borne in accordance with the determination of the arbitrators with respect thereto. Pending decision by the arbitrators with respect to the dispute or difference undergoing arbitration, all other obligations of the parties hereto shall continue as stipulated herein, and all monies not directly involved in such dispute or difference shall be paid when due. All parties will have the right to appeal as if the award had been rendered in Federal District Court.

     9.7  Publicity. No publicity release or announcement concerning this
          ----------
Agreement or the transactions contemplated hereby shall be issued by either party hereto at any time from the signing hereof without advance approval in writing of the form and substance by the other party.

     9.8  Entire Agreement. This Agreement (including the Exhibits and Schedules
          -----------------
hereto) and the collateral agreements executed in connection with the consummation of the transactions contemplated herein contain the entire agreement among the parties with respect to the purchase and issuance of the Shares and the VISCORP Shares and related transactions, and supersede all prior agreements, written or oral, with respect thereto, including but not limited to the Memoranda of Understanding entered into by the parties hereto on May 2, 1997.

     9.9  Headings. The headings in this Agreement are for reference purposes
          --------
only and shall not in any way affect the meaning or interpretation of this Agreement.

     9.10 Severability of Provisions. The invalidity or unenforceability of any
          --------------------------
term, phrase, clause, paragraph, restriction, covenant, agreement or provision of this Agreement shall in no way affect the validity or enforcement of any other provision or any part thereof.

     9.11 Counterparts. This Agreement may be executed in any number of
          ------------
counterparts, each of which when so executed, shall constitute an original copy hereof, but all of which together shall consider but one and the same document.

     9.12 Binding Effect. This Agreement shall be binding upon the parties
          --------------
hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors and assigns.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                                            VISCORP

                                        By:
                                            -----------------------------------
                                             Robert Wussler, Chairman
                                            -----------------------------------
                                            (Print Name and Title)

ATTEST:

-----------------------------------
Hugh Jencks, Secretary


                                            SKYSITE COMMUNICATIONS CORPORATION

                                        By:
                                            -----------------------------------
                                             Tom D. Soumas, Jr., President
                                            -----------------------------------
                                            (Print Name and Title)

ATTEST:

-----------------------------------

                                    SKYSITE COMMUNICATIONS CORPORATION

                               By:  /s/ Tom D. Soumas, Jr.
                                    --------------------------------------------
                                     Tom D. Soumas, Jr., President
                                    --------------------------------------------
                                    (Print Name and Title)

ATTEST:

/s/ Michael Savage
------------------------


                                    ALL OF SKYSITE SHAREHOLDERS:

                                    Intercontinental Technologies Group, Inc.

                               By:  /s/ Chris Dieterich
                                    --------------------------------------------
                                    Chris Dieterich, Secretary/General Counsel

                                    /s/ Tom D. Soumas, Jr.
                                    --------------------------------------------
                                    Tom D. Soumas, Jr.

                                    Cochran Ranch and Tennis Club, a corporation

                               By:  /s/ Michael Savage
                                    --------------------------------------------
                                    Michael Savage

                                    Sinai Administrative Trust

                               By:  /s/ Ruban Kitary, Trustee Attorney-in-fact
                                    --------------------------------------------
                                    Ruban Kitary

                                    /s/ George Straayer
                                    --------------------------------------------
                                    George Straayer

                                    /s/ Carol Anderson
                                    --------------------------------------------
                                    Carol Anderson

                                    /s/ Howard Garber
                                    --------------------------------------------
                                    Howard Garber

                        AMENDMENT TO AGREEMENT AND PLAN
                               OF REORGANIZATION
                                (May 28, 1998)

     The parties to this Agreement are U.S. Digital Communications, Inc. (formerly VisCorp), a Nevada corporation ("USDI"), and each of the following former shareholders of Skysite Communications Corporation ("Skysite"), a Delaware corporation: Intercontinental Technologies Group, Inc. ("ITG"), Cochran Ranch and Tennis Club, Inc., by Michael Savage, its president ("Cochran"), Sinai Administrative Trust, in favor of Ruben Kitay, its trustee ("Sinai"), George Straayer, Carol Anderson and Howard Garber. Collectively, this group will be identified as the "Selling Shareholders".

     This Amendment Agreement is intended to modify the Agreement and Plan of Reorganization ("Merger Agreement"), executed by all of the above Selling Shareholders on or before June 6, 1997, and between USDI, Skysite, the Selling Shareholders and Tom Soumas, also a former shareholder of Skysite, but not a party to this Amendment Agreement.

                                   Recitals

     Whereas, disputes have arisen between USDI and Soumas, and these disputes have been focused on the value of Skysite at the time of its transfer to USDI, causing USDI to dispute the value of the transfers to the Selling Shareholders, arguably as participants in the valuation (or lessening of valuation) of Skysite, and

     Whereas, the parties to this Amendment Agreement desire to resolve their outstanding differences and deal only with the misrepresentations and inaccuracies attributable to Soumas,

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations, and warranties contained in this Amendment Agreement, the parties hereto agree as follows:

Section 1.0  Modified Consideration

        1.1 The consideration originally set forth in the June 6, 1997, Merger Agreement as to the Selling Shareholders (510,000 shares of common stock, plus 500,000 options exercisable at $0.40 per share) will remain as the consideration to be delivered to the Selling Shareholders, subject to 1.2 below.

        1.2 The Selling Shareholders will pay to USDI, as compensation for the errors, misrepresentations and/or inaccuracies of Soumas, the sum of $200,000, said sum to be deducted from any sales of the common stock being delivered to the Selling Shareholders under (S) 1.1.

        1.3 An escrow account at the Smith Barney (New York) brokerage firm will be established for purposes of executing the terms of this Section 1.0. All of the shares of common stock and all of the option rights will be deposited by USDI into that escrow, along with instructions to pay to USDI the first $200,000 realized by any sales of the stock. Furthermore, USDI will be paid the first $0.40 on the exercise of any of the options, pursuant to the terms and conditions set forth within the options themselves. Once the initial $200,000 has been tendered to USDI, the remainder of the common shares still contained in the account will be free of further USDI-imposed restrictions under this Section
1.3 and may be distributed to the Selling Shareholders according to any agreement satisfactory to them (subject to any restrictive legends as provided for in Section 4.1 below) and USDI will have no further interest in these shares. The options, if unexercised, may also be distributed to the Selling Shareholders.

Section 2.0  Assignment of Claims

        2.1 In consideration for the payment of $200,000 to USDI by the Selling Shareholders, USDI hereby assigns to the Selling Shareholders all claims USDI has arising out of the Merger Agreement and the transactions contemplated therein. Nevertheless, USDI will retain any claims it has against Soumas (i) for the use of USDI's trade secrets and other proprietary information for the conduct of a competing business, and (ii) the conversion by Soumas of certain property of USDI. Should the Selling Shareholders institute an action against Soumas to recover any portion of the $200,000 paid to USDI, which is being paid against a total claim by USDI of $480,000 in losses caused by Soumas, then USDI will be entitled to 33.3% of all funds actually recovered from Soumas by the Selling Shareholders. The recovery will be net of actual costs for attorneys' fees, costs advanced, expert or lay witnesses, and other similar and reasonable charges arising in litigation or arbitration.

        2.2 Notwithstanding (P) 2.1 above, USDI will retain the right to raise as a defense, counterclaim, set off or recoupment, to any claims or action brought by Soumas against USDI, all damages caused by the misrepresentations made by Skysite and Soumas in the Merger Agreement and the related transactions, including all negotiations related thereto. The parties will agree prior to any settlement with Soumas pursuant to this (P) 2.2 as to the allocation, by either of the parties, of the "offsets" or the "recovered" amounts, since these amounts may have an impact on the other party's litigation efforts against Soumas.

Section 3.0  Assistance of USDI/ITG Personnel

        3.1 USDI and ITG agree to assist each other in the anticipated litigation against Soumas.

        3.2 The Selling Shareholders agree to assist USDI in any litigation resulting from the Merger Agreement or this Amendment Agreement in any subsequent litigation or arbitration between Soumas and USDI.

        3.3 Neither USDI nor ITG can commit to provide the assistance of any individuals who are no longer in its employ.

     3.4 Both ITG and USDI shall provide reasonable notice prior to scheduling any matter requiring the use of USDI or ITG personnel. In addition, USDI and/or ITG shall be reimbursed for any out of pocket expenditures, travel expenses, and attorneys fees incurred by the non-litigating party in responding to requests of the litigating party. The reimbursement of these items will be made out of the first proceeds of the respective litigation.

Section 4.0  Legal Opinion Concerning the Tradeability of Shares

     4.1 Any legal opinion obtained by the Selling Shareholders regarding the tradeability of shares must be obtained from counsel approved by USDI in its reasonable discretion. In addition, any such counsel shall have sufficient experience in security matters to render an opinion (at least 10 years experience) and shall have malpractice insurance with with limits of no less than three million dollars ($3,000,000). All shares of stock issued to Selling Shareholders shall contain all appropriate restrictions.

     4.2 USDI will aid in the documentation of any factual representations necessary to provide the counsel providing the opinion with assurances as to the events or dates and times in question, the number of issued and outstanding securities, the identification of officers, directors and/or affiliates and any other information reasonably requested by the opining counsel. Notwithstanding any other provisions of this Amendment, the Selling Shareholders agree not to sell any shares received pursuant to this Agreement on or before June 7, 1998.

Section 5.0  Miscellaneous

     5.1 Waiver. The waiver of a breach of this Amendment Agreement or the failure of any party hereto to exercise any right under this Amendment Agreement shall in no way constitute waiver as to future breach whether similar or dissimilar in nature or as to the exercise of any further right under this Agreement.

     5.2 Further Actions and Assurances. At any time and from time to time, each party agrees to take actions and to execute and deliver documents as may be reasonably necessary to effectuate the purposes of this Agreement.

     5.3 Assignment. Neither this Agreement nor any right created by it shall be assignable by the parties without the prior written consent of the other parties.

     5.4 Notices. Any notice or other communication required or permitted by this Agreement must be in writing and shall be deemed to be properly given when delivered in person to an officer of the other party, when deposited in the United States mails for transmittal by certified or registered mail, postage paid, or when deposited with a public telegraph company for transmittal, charges prepaid, provided the communication is addressed:

           Selling Shareholders:

                   c/o Dieterich & Associates
                   Attorneys-in-fact for the Selling Shareholder(s) 11300 W. Olympic, Suite 800
                   Los Angeles, California 90064

           U.S. Digital, Inc.:

                   c/o Robert Kostecka
                   Caplan Buckner Rohrbaugh & Kostecka
                   Counsel to USDI
                   3 Bethesda Metro Center
                   Bethesda, Maryland 20814

or to any such person or address designated by the parties, in writing, to receive notice.

     5.5 Headings. The section and subsection headings in this agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     5.6 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     5.7 Governing Law. This Agreement shall be governed by the laws of the State of Nevada, notwithstanding any conflict-of-law provision to the contrary. Should any aspect of this agreement be subject to litigation or arbitration, the prevailing party in such dispute will be entitled to, in addition to all other damages, an award of its reasonable attorneys and accountant's fees.

     5.8 Binding Effect. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors, and assigns.

     5.9 Agency. The law offices of Dieterich & Associates will function as the trustee for the distribution of the shares and options under this Amendment Agreement, and each of the signing Selling Shareholders hereby appoints Dieterich & Associates as their agent for purposes of carrying out the terms and conditions of this Amendment Agreement.

     5.10 Facsimile Counterparts. A facsimile telecopy, or other reproduction of this Agreement may be executed by one or more parties hereto and such executed copy may be delivered by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

     5.11 Time is of the Essence. Time is of the essence of this Agreement and of each and every position hereof.

     5.12 Representation. All parties acknowledge that they have been represented by counsel of their own choosing and that they have received advice and guidance from their respective counsel. Based upon this representation, no party will be construed to have been the drafting party for this Agreement, and no party will be adjudged unrepresented for purposes of interpreting ambiguities in the Agreement.

     5.13 Publicity. No publicity release or announcement concerning this Amendment Agreement or the transactions contemplated hereby shall be issued by either party hereto at any time from the signing hereof without advance approval in writing of the forma and substance by the other party.

     5.14 Entire Agreement. This Amendment Agreement, the Merger Agreement, and all of the collateral agreements referenced in (P)9.8 of the Merger Agreement contain the entire agreement among the parties to this Amendment Agreement with respect to the transactions set forth herein, and supersede all prior agreements, written or oral, with respect thereto, including but not limited to the Memoranda of Understanding entered into by the parties hereto on May 2, 1997.

     5.15 Mutual Release. All signatories to this Amendment Agreement hereby agree that execution of this document, and compliance with the terms and conditions contained within this Amendment Agreement by the respective party charged with such compliance, will effect a full and complete mutual release of any and all claims they might have against the parties signatory to this Agreement. Each party hereby fully releases and discharges each other, and each and all of their attorneys and principals, from any and all obligations, liabilities, claims, costs, expenses, demands, charges, debts, actions and causes of action which either any of them may now have, or hereinafter have, by reason of or arising from the matters embraced in the Merger Agreement and this Amendment Agreement, both known and unknown, other than as to performance agreed to but not yet completed under this Amendment Agreement and the Merger Agreement, which will also be released upon timely performance according to the terms of this Agreement and the Merger Agreement.

     IN WITNESS WHEREOF, the parties have executed this Amendment Agreement to be effective the 27th of May, 1998.

U.S. DIGITAL COMMUNICATIONS, INC.


By:     /s/ Robert J. Wussler
     ----------------------------

INTERCONTINENTAL TECHNOLOGIES
GROUP, INC.


By:
   --------------------------
     Robert M. Terry
     President


/s/George Straayer
-----------------------------
George Straayer, Individually


/s/Carol Anderson
-----------------------------
Carol Anderson, Individually


/s/Howard Garber
-----------------------------
Howard Garber, Individually


COCHRAN RANCH AND TENNIS
CLUB, INC.


By: /s/Michael Savage
   --------------------------
     Michael Savage
     President


/s/Ruben Kitay
-----------------------------
Sinai Administrative Trust,
Ruben Kitay, Trustee


Agency Accepted:

DIETERICH & ASSOCIATES


By: /s/Christopher Dieterich
   --------------------------
     Christopher Dieterich
     Counsel to Selling Shareholders

INTERCONTINENTAL TECHNOLOGIES
GROUP, INC.


By:/s/Robert M. Terry
   --------------------------
     Robert M. Terry
     President



-----------------------------
George Straayer, Individually



-----------------------------
Carol Anderson, Individually



-----------------------------
Howard Garber, Individually


COCHRAN RANCH AND TENNIS
CLUB, INC.


By:
   --------------------------
     Michael Savage
     President


/s/Ruben Kitay
-----------------------------
Sinai Administrative Trust,
Ruben Kitay, Trustee


Agency Accepted:

DIETERICH & ASSOCIATES


By: /s/Christopher Dieterich
   --------------------------
     Christopher Dieterich
     Counsel to Selling Shareholders